SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report:  May 21, 1997
Date of earliest event reported:  May 21, 1997


                                ASHLAND INC.
  (Exact name of registrant as specified in its charter)


                                  Kentucky
               (State or other jurisdiction of incorporation)

       1-2918                                        61--0122250
(Commission File Number)                           (I.R.S. Employer
                                                    Identification No.)


1000 Ashland Drive, Russell, Kentucky                    41169
(Address of principal executive offices)               (Zip Code)


P.O. Box 391, Ashland, Kentucky                          41114
     (Mailing Address)                                 (Zip Code)


Registrant's telephone number, including area code (606) 329-3333

Item 5.  Other Events

     On May 21, 1997, Ashland Inc. and the Norwegian energy company, Statoil, announced the signing of a definitive purchase and sale agreement for the outstanding stock of Blazer Energy Corp. (Blazer), a wholly owned subsidiary of Ashland Inc. Blazer is engaged in the exploration for and the development, production, acquisition and marketing of natural gas and oil. Statoil's acquisition of Blazer will be made through its U.S. energy management subsidiary, The Eastern Group, Inc.
     The cash transaction, which includes substantially all of Ashland's domestic oil and gas properties, but excludes international operations, is valued at $566 million and is subject to approval by Statoil's Supervisory Board and federal regulatory authorities. Closing of the transaction is anticipated by July 1, 1997.
     The foregoing summary of the attached press releases are qualified in their entirety by the complete text of such documents, copies of which are attached hereto.

Item 7.  Financial Statements and Exhibits
      (c)Exhibits
         99 (a)   Press Release
         99 (b)   Press Release

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  ASHLAND INC.
                                        -----------------------------------
                                                  (Registrant)



Date:  May 21,   1997                    /s/ James G. Stephenson
                                        -----------------------------------
                                        Name:    James G. Stephenson
                                        Title:   Vice President - Law

                              Exhibit Index

Exhibit No.

    99(a)   Press Release of Ashland Inc.
            dated May 21, 1997

    99(b)   Press Release of Ashland Inc. dated
            May 21, 1997